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                                                                    EXHIBIT 99.1

                           CONSENT OF DIRECTOR-NOMINEE

     This Consent of Director-Nominee is delivered in connection with the registration statement on Form S-1 (Registration No. 333-120615) (as it may be amended from time to time, the "Registration Statement") of Unica Corporation for the registration under the Securities Act of 1933, as amended, of 5,520,000 shares of common stock of Unica Corporation.

     The undersigned consents to (a) the references made to him in the Registration Statement and related prospectus as having consented to serve as a director of Unica Corporation effective immediately after the completion of the offering contemplated by the Registration Statement and such prospectus and (b) the inclusion of certain biographical information regarding him in the Registration Statement and related prospectus.

May 2, 2005                               /s/ Aron J. Ain
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                                          Aron J. Ain